Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725, Amendment No. 48, on Form N-2 (the “Registration Statement”), of our report dated August 27, 2020 relating to the June 30, 2020 financial statements of Priority Income Fund, Inc., which is contained in Statement of Additional Information of such Registration Statement filed on February 3, 2021.

We also consent to the references to our firm under the captions “Senior Securities” and “Independent Registered Public Accounting Firm” in the Prospectus of such Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
February 3, 2021